Exhibit 99.2

EMPLOYEE PAY-FOR-PERFORMANCE BONUS PLAN

As Amended and Restated by the Compensation Committee on March 1, 2013

Introduction

This Employee Pay-for-Performance Bonus Plan (“Plan”) of Crumbs Bake Shop, Inc. (the Company”) is designed to recognize and reward employees of the Company and its subsidiaries for their collective contributions to the success of the Company by granting awards that focus on the financial measures that are critical to the Company’s growth and profitability. This document sets forth the elements and features of the Plan.

Objectives

The objectives of the Plan are to:

•	Attract, retain and motivate high-quality personnel;

•	Drive sales;

•	Reward employees for achieving/exceeding performance goals’

•	Foster teamwork; and

•	Share the success of the Company

Eligibility

Subject to the terms of this Plan, all of the Company’s executive officers, senior vice presidents and vice presidents (collectively, “Executive Officers) and all other employees at the corporate level or above (collectively, “Corporate Employees”) are eligible to participate in the Plan. Prior to the end of the first quarter of each Plan Year, the Compensation Committee will, after considering the recommendations of the Company’s President and CEO and its CFO (collectively, “Executive Management”), designate those Executive Officers and Corporate Employees who shall be entitled to receive award grants for that Plan Year (each, a “Participant” and collectively, “Participants”). For purposes of this Plan, the term “Plan Year” means a calendar year (i.e., January 1st to December 31st). Nothing in this Plan shall obligate the Compensation Committee to designate any officer or employee as a Participant for a Plan Year.

An Executive Officer or Corporate Employee who becomes a Participant after the beginning of a Plan Year, whether because he or she is a new hire or because his or her position changed during a Plan Year, will be eligible for a pro-rated award for the Plan Year based on the period of the Plan Year during which he or she became a Participant or his or her position in the Company changed.

A Participant must be employed as of July 1st of a Plan Year to be eligible for an award for that Plan Year. Further, a Participant may receive an award under this Plan only if, at the time the award is to be granted, the Participant is an active employee of the Company or one of its subsidiaries and in good standing.

Effective Date; Periodic Review

This Plan was originally adopted by the Company’s Board of Directors (the “Board”) at the recommendation of the Compensation Committee on February 9, 2012 and became effective on that date. Pursuant to its authority to review and revise this Plan, the Compensation Committee amended and restated the Plan on March 1, 2013.

The Compensation Committee and Executive Management will annually review this Plan to ensure proper alignment with the Company’s business objectives and, if necessary, revise the performance goals, targets and matrix by which awards shall be calculated. As discussed below, the Compensation Committee also has the right to amend, modify, suspend or discontinue this Plan at any time.

Program Administration

The Compensation Committee administers this Plan and has the authority to adopt or nullify rules relating to this Plan, to make any determination, and to take any other action that the Compensation Committee deems necessary or desirable for the proper administration of this Plan, including, without limitation, with respect to any award opportunity and the payment of any award. Executive Management has been granted the authority to administer this Plan, and to make or nullify any rules and procedures, as necessary, for the proper administration of this Plan, with regard to Corporate Employees.

Performance Period

The performance period for a Plan Year shall coincide with that Plan Year (January 1st to December 31st).

Incentive Payout Opportunity

Prior to the end of the first quarter of each Plan Year, the Compensation Committee will establish incentive opportunities and award goals for each level of employment based on competitive market practice for similar employment levels and their respective roles. Incentive opportunities will be based upon a percentage of a Participant’s base salary as of January 1st of the Plan Year and actual awards will be calculated based on actual performance during the Plan Year relative to a threshold performance goal, a target performance goal and a maximum performance goal. There will be no payouts for performance below the threshold performance goal. The incentives opportunities and performance goals by department for a given Plan Year will be disclosed in Appendix A to this Plan. To reward incremental improvement, actual payouts will be pro-rated between the threshold performance goal and the target performance goal and between the target performance goal and the maximum performance goal based on the Company’s actual performance.

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Plan Trigger

In order for this Plan to “activate” in a Plan Year, the Company must attain the threshold goal stated in Appendix A to this Plan for that Plan Year. If the threshold goal established for that Plan Year are not met, then this Plan will not pay out any awards for that Plan Year, regardless of performance on other goals.

Award Payouts; Tax Withholding

Awards for a Plan Year will be paid as a cash bonus following the end of the Plan Year. The payment date (the “Payment Date”) will be determined by the Compensation Committee before the end of the first quarter of the year following the end of the Plan Year once the Company’s financial results for the Plan Year have been determined. Awards will be calculated based on actual performance relative to the performance goals. Awards will be taxable income to Participant in the calendar year in which the award is actually paid and the Company shall be entitled to withhold cash from the award in an amount necessary to satisfy all federal, state and local taxes required to be withheld or otherwise deducted and paid with respect to such award.

Plan Changes, Suspension and Termination

The Compensation Committee may amend or waive any term or condition of this Plan, suspend this Plan, and/or terminate this Plan at any time. The Board reserves the right to also amend, waive suspend or terminate this Plan at any time.

This Plan, as amended from time to time, will remain in effect until suspended or terminated by the Compensation Committee or the Board.

Termination of Employment; Death, Disability or Retirement

Except in the case of a termination of employment due to a Participant’s death, disability or retirement, no incentive award granted for a Plan Year will be paid to any Participant unless that Participant is employed by the Company or one of its subsidiaries as of the Payment Date.

If a Participant is disabled by an accident or illness and is disabled long enough to be placed on long-term disability under the policies of the Company, his or her award for the Plan Year shall be pro-rated so that no award will be earned during the period of long-term disability.

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In the event a Participant’s employment is terminated due to death or disability (as defined in the Company’s policies), the Company will pay to the Participant’s estate or to the Participant (as the case may be) the pro-rata portion of the award that had been earned by the Participant through the date of termination.

A Participant who retires during the Plan Year will receive a pro-rata portion of the award based on the retirement date. For purposes of the Plan, the term “retire” means a Participant’s voluntary resignation from employment with the Company and its subsidiaries after (i) reaching 55 years of age and (ii) completing 20 years of service with the Company and/or its Subsidiaries

Clawback

In the event the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws or applicable accounting principles, then each Participant who received an award under this Plan shall return to the Company his or her award to the extent the accounting restatement shows that a smaller award should have been paid; provided, however, that no Participant shall be required to return any portion of any award to the extent it was paid more than three years prior to the date the Company determines that a restatement is required.

Ethics and Interpretation

If there is any ambiguity as to the meaning of any terms or provisions of this Plan or any questions as to the correct interpretation of any information contained herein, the Company’s interpretation expressed by the Compensation Committee will be final and binding.

The altering, inflating, and/or inappropriate manipulation of performance/financial results or any other infraction of recognized ethical business standards by a Participant will subject that Participant to disciplinary action up to and including termination of employment. In addition, that Participant’s eligibility for an award under this Plan shall be revoked.

Miscellaneous

Neither this Plan nor any award granted hereunder will be deemed to give any Participant the right to remain an employee of the Company or any of its Subsidiaries, nor will this Plan or an award granted hereunder interfere with the right of the Company or any of its subsidiaries to discharge a Participant at any time. In the absence of an authorized, written employment agreement, the relationship between a Participant and the Company and its subsidiaries is one of at-will employment. Neither this Plan nor any award agreement granted hereunder alters that relationship.

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This Plan, the transactions and payouts hereunder shall, in all respects, be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

Each provision of this Plan is severable. If any provision of this Plan is held to be invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions shall not, in any way, be affected or impaired thereby.

Participant Acknowledgement

Notwithstanding anything to the contrary in this Plan, a Participant shall, at or prior to the time an award is granted, sign and deliver to the Company an acknowledgement in the form attached hereto as Appendix B pursuant to which he or she agrees that awards granted under this Plan are subject to terms and conditions of this Plan.

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APPENDIX A

Executive and Corporate Pay-for-Performance Plan

2013 Plan Year Targets and Goals

Incentive Targets

The incentive targets for the 2013 Plan Year are set forth in the following table:

2013 Short-Term Incentive Opportunities

(% of Base Salary)

Tier	Below Threshold	Threshold	Target	Maximum
I	0%	50.0%	100.0%	200.0%
II	0%	20.0%	40.0%	80.0%
III	0%	12.5%	25.0%	50.0%
IV	0%	10.0%	20.0%	40.0%
V	0%	7.5%	15.0%	30.0%
VI	0%	5.0%	10.0%	20.0%

Tier I includes President and CEO

Tier II includes Senior Vice Presidents

Tier III includes Vice Presidents

Tier IV includes Executive Directors

Tier V includes Corporate Exempt Staff

Tier VI include Corporate Non-Exempt Staff

Company Performance Goals

For Plan Year 2013, the Company’s performance goals at threshold, target and maximum, are set forth in the following table:

2013 Short-Term

EBITDA Performance Goals

(In Millions)

Threshold	Target	Maximum
$2.6	$3.2	$3.8

Minimum Threshold

For Plan Year 2013, the Company must attain the threshold level or the Plan will not pay out any awards, regardless of the Participant’s performance.

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APPENDIX B

Acknowledgement Under the Employee Pay-for-Performance Plan

By signing below, the undersigned Participant acknowledges and agrees that any and all awards granted, or to be granted, to the Participant under the Crumbs Bake Shop, Inc. Employee Pay-for-Performance Plan (the “Plan”) are and shall be subject in all respects to the terms and conditions of the Plan.

Participant:

Date:
Name:

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